PROMISSORY  NOTE
                               ----------------

$100,800.00                  New York, New York                  March 1, 1997


        FOR VALUE RECEIVED, COMPUTER OUTSOURCING SERVICES, INC., a New York Corporation with its principal place of business located at 360 West 31st Street, New York, New York 10001 hereinafter referred to as Maker, promises to pay to the order of DATAFAST, INC. with its principal place of business located 571A White Plains Road, Eastchester, New York 10709 hereinafter referred to as Payee or Note Holder, the sum of One Hundred Thousand Eight Hundred and No/100 ($100,800.00) Dollars payable as follows:

        Beginning on the first day of March, 1997 and on the first day of each month and each and every month thereafter, for a total period of thirty-six
(36) consecutive months in equal monthly installments in the sum of Two Thousand Eight Hundred and No/100 ($2,800.00) Dollars until maturity on February 1st, 2000 at which time the remaining principal balance shall be payable to the Payee.

        The Maker shall pay the monthly installments due hereunder by check made payable to Payee or Holder hereof at the address set forth above for Payee or at such other place as the Payee or Holder hereof may from time to time designate in writing to the Maker.

        Should any payment due pursuant to this Note not be received by the Payee by the 10th day of the month in which same is due, the Maker shall pay a penalty of five (5%) percent of the amount of said payment. This provision however shall no way limit the Holder's further rights contained herein.

        The Payee or any subsequent Holder of this Note may declare the principal of and accrued interest on this Note immediately due and payable upon the occurrence of any of the following conditions or events which shall be deemed a default:

                (a) If any installment of principal or other amounts payable hereunder remains unpaid for a period of thirty (30) days after becoming due; or

                (b) The failure of Maker to perform any of its covenants as set forth herein; or

                (c) The failure of Maker to perform any term, covenant or condition set forth in the Asset Purchase Agreement executed between the Payee and Maker herein; or

                (d) Any other obligation or indebtedness of the Maker is not paid when due, or is in default; or






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                (e)  Maker shall become insolvent or bankrupt (voluntarily or involuntarily or fail to pay its debts as they mature or any judgments shall be rendered against the Maker or the commencement of any proceeding, procedure or other remedy supplemental to the enforcement of a judgment against the Maker or Maker commences a dissolution proceeding or Maker hereunder shall make an assignment for the benefit of creditors or a trustee or receiver or liquidator shall be appointed for the Maker for a substantial part of the corporate assets or a bankruptcy reorganization, arrangement, insolvency or other similar proceeding shall be instituted by the Maker or the Maker indicates consent to, approval of, or acquiesces in the same and within ninety days after the appointment of such trustee, receiver or liquidator same shall have not been vacated or such proceeding shall not have been dismissed; or

        In the event of a default Maker expressly waives notice of presentment for payment, notice of dishonor, protest, notice of protest or further notice of any other kind.

        In the event of a default herein interest shall accrue upon the unpaid and remaining principal balance at a rate of ten (10%) per centum per annum until the obligations of Maker to Payee are satisfied.

        In the event that is necessary for the Payee or a Holder hereof to commence any legal action to collect any monies due pursuant to this Promissory Note, then and in such event, the Payee or a Holder hereof shall be entitled to recover the cost, and disbursements, and resonable attorney's fees incurred in any such proceeding or in the preparation of said proceeding.

        This Promissory Note may be prepaid, in whole or in part, at any time, without penalty, provided that the Payee or a Holder hereof is notified in writing by the Maker of the Maker's intention to prepay this Promissory Note.

        If a law, which applies to this Promissory Note which sets the maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this Promissory Note exceed the permitted limits, then any such interest or other loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limits and any sums already collected from the Maker which exceeded permitted limits will be refunded to the Maker. The Payee or a Holder hereof may choose to make this refund by reducing the principal owed under this Promissory Note or by Making a direct payment to the Maker. If a refund reduces the principal, the reduction will be treated as a partial prepayment.

        Should the Payee or a Holder hereof not declare the entire principal of and interest due on this Promissory Note immediately due and payable upon the occurrence of any of the conditions or events of default specified herein, same shall not be deemed a waiver of the Payee's or Holder's rights hereunder and the Payee or a Holder hereof shall retain the right to do so should any of the aforementioned conditions or events continue or occur at a later time.

        Any notice that must be given to the Maker pursuant to this Promissory Note or pursuant to applicable law, shall be given to the Maker by delivering it or by mailing it by First Class Mail to the Maker at the address stated above unless the Maker gives the Payee or a Holder hereof written notice of a different address.




                                            By :   Zach Lonstein
                                            ------------------------------
                                                        MAKER



STATE OF NEW YORK               )
COUNTY OF NEW YORK              )    ss:



        On this         day of March, 1997 before me personally came
Zack Lonstein to me known, who being by me duly sworn, did depose and say that he resides at 360 West 31st Street, New York, New York that he is the Chairman of Computer Outsourcing Services, Inc. the Corporation described in and which executed the foregoing instrument; that he knows the Seal of said Corporation; that the Seal affixed to said instrument is such Corporate Seal; that it was so affixed by order of the Board of Directors of said Corporation, and that he signed his name thereto by like order.







                                            By :  Michael Carmody
                                            ------------------------------
                                                     NOTARY PUBLIC

                                            Michael Carmody
                                            Notary Public, State of New York
                                            No. 02CA5024046
                                            Qualified in Westchester County
                                            Commission Expires Feb. 22, 1998